Exhibit 10.14

Execution Copy

LEASE

1030 MASSACHUSETTS AVENUE

CAMBRIDGE, MASSACHUSETTS

CAMBRIDGE 1030 MASS AVE, LLC

a Delaware limited liability company

as Landlord,

and

OBSIDIAN THERAPEUTICS, INC.

a Delaware corporation

as Tenant.

1030 Massachusetts Ave.

10.4 Form of Policies	25

10.5 Subrogation	26

10.6 Additional Insurance Obligations	26

10.7 Landlord’s Insurance	26

11. DAMAGE AND DESTRUCTION	26

11.1 Repair of Damage to Premise by Landlord	26

11.2 Landlord’s Option to Repair	27

12. NONWAIVER	27

13. condemnation	28

14. ASSIGNMENT AND SUBLETTING	28

14.1 Transfers	28

14.2 Landlord’s Consent	29

14.3 Transfer Premium	29

14.4 Landlord’s Option as to Subject Space	30

14.5 Effect of Transfer	30

14.6 Occurrence of Default	30

14.7 Non-Transfers	31

14.8 Sublease/Transfer Restrictions	31

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	31

15.1 Surrender of Premises	31

15.2 Removal of Tenant Property by Tenant	32

15.3 Environmental Assessment	32

16. HOLDING OVER	33

17. ESTOPPEL CERTIFICATES	33

18. SUBORDINATION	33

19. DEFAULTS; REMEDIES	34

19.1 Events of Default	34

19.2 Remedies Upon Default	35

19.3 Subleases of Tenant	37

19.4 Efforts to Relet	37

19.5 Landlord Default	37

20. COVENANT OF QUIET ENJOYMENT	37

21. SECURITY DEPOSIT	37

22. SUBSTITUTION OF OTHER PREMISES	39

23. SIGNS	39

23.1 Signage	39

23.2 Prohibited Signage and Other Items	40

24. COMPLIANCE WITH LAW	40

25. LATE CHARGES	40

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	41

26.1 Landlord’s Cure	41

26.2 Tenant’s Reimbursement	41

27. ENTRY BY LANDLORD	41

28. TENANT PARKING	42

29. MISCELLANEOUS PROVISIONS	42

29.1 Terms; Captions	42

29.2 Binding Effect	42

29.3 No Air Rights	43

29.4 Modification of Lease	43

29.5 Transfer of Landlord’s Interest	43

29.6 Prohibition Against Recording	43

29.7 Landlord’s Title	43

29.8 Relationship of Parties	43

29.9 Application of Payments	43

29.10 Time of Essence	43

29.11 Partial Invalidity	43

29.12 No Warranty	43

29.13 Landlord Exculpation	44

29.14 Entire Agreement	44

29.15 Right to Lease	44

29.16 Force Majeure	44

29.17 Waiver of Redemption by Tenant	44

29.18 Notices	44

29.19 Joint and Several	45

20.20 Authority	45

29.21 Attorneys’ Fees	45

29.22 Governing Law; WAIVER OF TRIAL BY JURY	45

29.23 Submission of Lease	45

29.24 Brokers	45

29.25 Project or Building Name, Address and Signage	46

29.26 Counterparts	46

29.27 Confidentiality	46

29.28 Construction of Property and Other Improvements	46

29.29 No Violation	46

29.30 Communications and Computer Lines	46

29.31 Transportation Management	46

29.32 Rooftop Rights	47

29.33 Other Special Appurtenant Rights	48

29.34 REIT	49

INDEX OF DEFINED TERMS

Additional Passes	35
Additional Rent	4
Advocate Arbitrators	3
Alterations	18
Applicable Laws	33
Bank Prime Loan	34
Base Rent	4
BMBL	11
Brokers	39
Builder’s All Risk	18
Building	1
Building Common Areas	1
Building Common Areas,	1
Building Hours	15
Clean-up	12, 13
Closure Letter.	14
Common Areas	1
Comparable Buildings	3
Comparable Transactions	2
Concessions	2
Contemplated Effective Date	25
Contemplated Transfer Space	25
Control	26
DHHS	11
Direct Expenses	4
Environmental Assessment.	3, 26
Environmental Assessments	13
Environmental Laws	11
Environmental Questionnaire	10
Environmental Report	13
Estimate	9
Estimate Statement.	9
Estimated Delivery Date	3
Estimated Direct Expenses	8, 9
Existing Hazardous Materials	12, 14
Expense Year	4
Fair Rental Value	2
First Class Life Sciences Projects	4
Force Majeure	37
Free Rent Amounts	30
Future Shaft Areas	35
Future Shaft Wall	35
Hazardous Materials	10
Hazardous Materials Claims	11
Holidays	15
HVAC	15
Initial Premises	3
Intention to Transfer Notice	24
L/C Security	32
Landlord	3,36,1
Landlord Parties	19

Landlord Repair Notice	21
Lease	1
Lease Commencement Date	1
Lease Expiration Date	2
Lease Term	1
Lease Year	2
Lines	40
Mail	38
Material Service Interruption	7
Net Worth	26
Neutral Arbitrator	3
Notices	38
Operating Expenses	4, 5
Option Conditions	2
Option Rent	2
Option Term	2
Original Tenant	2
Outside Agreement Date	3
PCBs	10
Permitted Assignee	26
Permitted Transferee	26
Premises	1
Project	1
Project Common Areas	1
Project,	1
Release	10
Released	10
Releases	10
Rent	4
rentable square feet	1
Restricted Shaft Space	35
Rooftop Equipment.	40
Rooftop Installation Areas	40
Service Interruption	16
Service Interruption Notice	17
Special Systems	42
Statement.	8
Subject Space	23
Summary	3
Tax Expenses	4, 5,7
Tenant	3, 36,1
Tenant Parties	10
Tenant’s Share	4, 8
Tenant’s Subleasing Costs	24
Transfer Notice	23
Transfer Premium	23, 24
Transferee	2, 23
Transfers	23
TRIPLE NET	17
Underlying Documents	5
Vertical Lift	15

1030 MASSACHUSETTS AVENUE

CAMBRIDGE, MASSACHUSETTS

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between CAMBRIDGE 1030 MASS AVE, LLC, a Delaware limited liability company (“Landlord”), and OBSIDIAN THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	May _________, 2017

2. Premises (Article 1),

2.1 Building:	That certain building containing approximately 77,805 rentable square feet of space (including approximately 7,010 rentable square feet of ground floor retail space) located at 1030 Massachusetts Avenue, Cambridge, Massachusetts

2.2 Premises	17,805 rentable square feet of space in the Building comprised of (i) 16,086 rentable square feet of space on the fourth floor of the Building (the “Fourth Floor Premises”), and (ii) 1,721 rentable square feet of space on the first floor of the Building (the “First Floor Premises”), as further set forth in Exhibit 2.2 to the Lease (collectively, the “Premises”).

3. Lease Term (Article 2)

3.1 Length of Term:	Approximately six (6) years and six (6) months from the Fourth Floor Premises Rent Commencement Date.

3.2 Commencement Dates:	a. Fourth Floor Premises - The date that Landlord delivers the Fourth Floor Premises to Tenant (the “Fourth Floor Premises Commencement Date”). Landlord estimates that the Fourth Floor Premises Commencement Date will occur on June 1, 2017.

b. First Floor Premises - The date that Landlord delivers the First Floor Premises to Tenant (the “First Floor Premises Commencement Date”). Landlord estimates that the First Floor Premises Commencement Date will occur on September 1, 2017.

3.3 Rent Commencement Dates:	a. Fourth Floor Premises - The earliest to occur of (i) the date that Tenant first occupies the “Fourth Floor Premises” for the conduct of its business or (ii) the date that is two (2) months following the Fourth Floor Premises Commencement Date (sometimes referred to herein as the “Fourth Floor Premises Rent Commencement Date”).

b. First Floor Premises - The earlier to occur of (i) the date that Tenant first occupies the First Floor Premises for the conduct of its business or (ii) the date that is one (1) month following the First Floor Premises Commencement Date (sometimes referred to herein as the “First Floor Premises Rent Commencement Date”).

3.4 Lease Expiration Date:	The last day of the sixth (6th) month of the seventh (7th) Lease Year (as defined below).

4. Base Rent (Article 3):

Fourth Floor Premises:

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent per Rentable Square Foot
1	$1,230,579.00	$102,548.25	$76.50
2	$1,267,496.37	$105,624.70	$78.80
3	$1,305,521.65	$108,793.44	$81.16
4	$1,344,686.90	$112,057.24	$83.59
5	$1,385,027.51	$115,418.96	$86.10
6	$1,426,578.33	$118,881.28	$88.69
7	$1,469,375.68	$122,447.97	$91.35

First Floor Premises:

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent per Rentable Square Foot
1	$131,656.50	$10,971.38	$76.50
2	$135,606.20	$11,300.52	$78.80
3	$139,674.38	$11,639.53	$81.16
4	$143,864.61	$11,988.72	$83.59
5	$148,180.55	$12,348.38	$86.10
6	$152,625.97	$12,718.83	$88.68
7	$157,204.75	$13,100.40	$91.35

5. Tenant Improvement Allowance	$10.00 per rentable square foot of the Premises ($178,070.00)

6. NNN Lease:	In addition to the Base Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease.

7. Tenant’s Share (Article 4)	As of the Fourth Floor Premises Commencement Date, 21.6% of Tenant’s Share with respect to the Fourth Floor Premises), increasing on the First Floor Premises Commencement Date to 22.9% (Tenant’s Share calculated with respect to both the Fourth Floor Premises and the First Floor Premises), based on the calculation set forth in Section 4.2.6 of this Lease, below.

8. Permitted Use (Article 5):	The Premises shall be used only for research and development, laboratory (including, in part, as a vivarium to the extent permitted pursuant to Applicable Laws), and general office use, including, but not limited to, administrative offices and other lawful accessory uses reasonably related to and incidental to such specified uses, all (i) consistent with first class life sciences projects in the City of Cambridge, Massachusetts area (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

9. Security Deposit (Article 21):	$908,157.00, subject to reduction as provided in Article 21 of this Lease.

10. Parking Pass Ratio (Article 28):	0.80 unreserved parking passes for every 1,000 rentable square feet of the Premises (initially, 13 passes, increasing to 14 passes on the First Floor Premises Commencement Date), subject to the terms of Article 28 of the Lease.

11. Address of Tenant (Section 29.18)	Prior to the Commencement Date: Obsidian Therapeutics, Inc. 400 Technology Square Cambridge, MA 02139 Attention: Tariq Kassum Following the Commencement Date: At the Premises, Attention: Tariq Kassum

12. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

13. Broker (Section 29.24):	Newmark Grubb Knight Frank

EXHIBITS

Exhibit 2.1	Notice of Lease Dates
Exhibit 2.2	Premises
Exhibit 5.2	Rules and Regulations
Exhibit 5.4.4.1	Environmental Questionnaire
Exhibit 5.4.7	Environmental Reports
Exhibit 6.3	Tenant Utility Matrix
Exhibit 17	Tenant Estoppel Certificate
Exhibit 18	Form of SNDA
Exhibit 21	Form of Letter of Credit
Exhibit 27	Future Shaft Areas
Exhibit 29.33	Special System Connection Points

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit 2.2 attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit 2.2 is to show the approximate location of the Premises in the “Building” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of “Project,” as that term is defined in Section 1.1.2, below. The Premises shall exclude Common Areas, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, elevator lobbies and common lavatories, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common with other parts of the Building.

Except as specifically provided in this Lease, Landlord has made no representations, warranties or undertakings as to the present or future condition of the Premises or the fitness or availability of the Premises for any particular use, and Tenant accepts the Premises in its “AS IS” condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the common areas are located.

1.1.3 Common Areas. Tenants, all have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to -time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain area designated for the exclusive use of certain tenants, including Tenant, or to be shared by Landlord and certain tenants, including Tenant, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, address, number or designation by which the Premises is commonly known, provided any such change does not (A) unreasonably reduce, interfere with or deprive Tenant of access to the Premises, or (B) reduce the rentable area (except by a de minimis amount) of the Premises.

1.2 Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary.

2. LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the first “Lease Year” shall begin on the Fourth Floor Premises Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Fourth Floor Premises Rent Commencement Date. Each Lease Year thereafter shall consist of Twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit 2,1, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2 Option Term

2.2.1 Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), one (1) option to extend the Lease Term a period of three (3) years (the “Option Term”), which shall be irrevocably exercised only by written and delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, provided that the following conditions (the “Option Conditions”) satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Lease Term, Tenant is not in default under this Lease, after/the expiration of any applicable notice and cure period; and (iii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice in any 24-month period; and (iv) the Lease then remains in full force and effect and Original Tenant has not sublet more than 25% of the Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord Way, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall ^e extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and may be exercised by Original Tenant (and not by any assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value”, as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value”, as used in this Lease, shall be equal to the annual fixed, base rent per rentable square foot at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, nonequity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings”, as that term is defined below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration all reasonable factors considered by landlords and tenants in the determination of fixed annual rent. The term “Comparable Buildings” shall mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in the East and Mid-Cambridge submarkets of the City of Cambridge, Massachusetts. The parties acknowledge that Fair Rental Value may include increases in the rental rate payable over the Option Term, but in no event shall the Fair Rental Value ever decrease during any Option Term.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises the option to extend the Lease Term, Landlord shall notify Tenant in writing of Landlord’s determination of the Option Rent no later than eleven (11) months prior to the Lease Expiration Date. If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten

(10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2,2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 If Landlord and Tenant fail to reach agreement prior to the Outside Agreement Date, then Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a qualified real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the City of Cambridge, Massachusetts, market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closet jo the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment arid nay select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition the Boston office of the American Arbitration Association to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the Neutral Arbitrator shall be paid by Landlord and Tenant equally and each of Landlord and Tenant shall pay the cost of its respective Advocate Arbitrator.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

2.2.3.9 The terms of this Lease during the Option Term shall be the same as the terms during the initial Lease Term, other than as expressly set forth in this Section 2.2.

3. BASE RENT

3.1 Tenant shall pay, without prior notice or demand, at such place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the Linked States of America or pursuant to wire or electronic payment instructions provided by Landlord, base rent (“Base Rent”) as set forth in Section 4 of the Summary payable in equal monthly installments as set forth in Section 4 of the Summary, in advance, on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever except as expressly set forth in this Lease. Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date

(including the Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Base Rent and Additional Rent shall together be denominated “Rent”. Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional and independent of any Landlord covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law shall not apply to this Lease or to the relationship of Landlord and Tenant created hereunder.

4. ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, commencing on the Fourth Floor Premises Commencement Date, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease other than Base Rate. are hereinafter collectively referred to as the “Additional Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Omitted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (other than separately metered utilities, or utilities supplied, to the premises of other tenants), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any federal, state or municipal governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a federal, state or municipal governmentally mandated transportation demand management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, revamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration and maintenance; (vi) fees and other costs, including a property management fee of not more than 3% of Project revenues (including expense pass-throughs), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to reduce expenses in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory energy conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in the same good order or condition as on the Fourth Floor Premises Lease Commencement Date, or (D) that are required under any federal, state or municipal governmental law or regulation that was not in force or effect as of the Commencement Date; provided, however, that the costs of any capital expenditure shall be amortized (including reasonable interest on the amortized cost as reasonably determined by Landlord) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or municipal government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions, restrictions, and reciprocal easement agreements affecting the Project, and any agreements with federal, state or municipal governmental agencies affecting the Project (any of the foregoing that now or hereafter affect the Property, collectively, the “Underlying Documents”). In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefitting from such service and shall be included in Operating Expenses. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, and costs of capital improvements (as distinguished from repairs or replacements);

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project (other than as Direct Expenses) or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service Compaq;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting, costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a property management fee to the extent expressly allowed above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital improvement, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord (other than as Direct Expenses) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(m) costs incurred to comply with laws relating to the removal of Hazardous Materials (other than Hazardous Materials typically found in first-class office buildings, such as recyclable materials and typical construction materials, and costs to comply with the Operation and Maintenance Plan described on Exhibit 5.4.7);

(n) the cost of special services, goods or materials provided to any other tenant of the Project free of charge, and not provided to Tenant;

(o) Landlord’s general overhead expenses not related to the legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(p) costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(q) property management fees in excels of the amount expressly permitted above

(r) any reserve funds; and

(s) any share of Operating Expenses attributable to retail space in the Building.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without prim tat ion, real estate taxes, general and special assessments, transit taxes, payments in lieu of taxes, business improvement district charges, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. All general and special assessments that are not specifically charged to Tenant because of what Tenant has done and that can be paid by Landlord in installments over a period of greater than four (4) years shall be included in Taxes only to the extent of the amounts that would have been payable had such assessments been paid by Landlord over the maximum number of installments permitted by law.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon. If at any time during the Lease Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Tax Expenses, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent on account of Tax Expenses under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease. If Tax Expenses for any period during the

Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer tax or fee, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4,5 of this Lease.

4.2.6 “Tenant’s Share” is based upon the ratio that the rentable square feet of the Premises bears to the rentable square feet of the Building and initially shall mean the percentage set forth in Section 7 of the Summary, subject to adjustment in the event that Tenant expands the Premises within the Building.

4.3 Intentionally Omitted.

4.4 Calculation and Payment of Additional Rent. In the event Tenant extends the Lease Term, pursuant to Section 2.2, above, or otherwise, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within six (6) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease or, if Landlord elects, Landlord shall reimburse such overpayment amount to Tenant. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4; provided, however, Tenant shall have no obligation to reimburse Landlord for any Direct Expenses first billed to Tenant more than two (2) calendar years following the Expense Year in which such Direct Expense was incurred by Landlord. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall pay to Tenant the amount of the overpayment within thirty (30) days. The provisions of this Section 4.4,1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to the last Expense Year of the Lease Term (provided that Landlord delivers Tenant a bill for such amounts within thirty (30) days following Landlord’s receipt of the bill therefor).

Tenant shall have the right for a period of ninety (90) days (the “Audit Period”) following its receipt of the Statement to examine Landlord’s books and records concerning Direct Expenses for the calendar year covered by such Statement in the offices of the property manager or another location reasonably designated by Landlord. Tenant’s audit may be conducted by its employees or its designated accountants, provided that the accountants must be employed on a regular fee for services basis and not on a, contingency fee basis. If, by notice to Landlord given after such examination but during the Audit Period (which notice shall be accompanied by documentation evidencing the results of Tenant’s audit to Landlord’s reasonable satisfaction), Tenant disputes the amount of Additional Rent for Direct Expenses shown on the Statement, and Landlord and Tenant are unable to resolve such dispute within 30 days thereafter, then either party may request that the amount of Additional Rent for Direct Expenses for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree on an accountant within ten (10) days after receipt of Tenant’s notice, then within twenty (20) days after Tenant’s notice is given Tenant may submit the dispute for determination by an arbitration conducted by a single arbitrator in the Boston Office of the American Arbitration Association (“AAA”) in accordance with the AAA’s Commercial Arbitration Rules. The arbitrator shall be selected by the AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing first class laboratory buildings in the City of Cambridge. The cost of the accountant selected by both parties, and the arbitrator, if applicable, shall be shared equally by the parties. Tenant and each person reviewing Landlord’s books and records or participating in the arbitration shall agree in an instrument prepared by Landlord that all information obtained from Landlord’s books and records shall be kept confidential and used only for the purpose of determining amounts properly due under this Lease. If the Additional Rent due is finally determined to be less or more than the Additional Rent paid by Tenant on account of Landlord’s calculation of Direct Expenses, Landlord shall either promptly refund to Tenant the difference or credit same against Rent next due from Tenant or Tenant shall promptly pay to Landlord the difference, as applicable. If the Additional Rent due was less than ninety- five percent (95%) of the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall reimburse Tenant for the reasonable third-party costs of such audit, including without limitation the costs of reviewing Landlord’s books and records, but in any event not to exceed $7,500.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Landlord represents and warrants to Tenant that, as of the date of this Lease, the Permitted Use is permitted at the Property, generally (without regard for Tenant’s particular use), pursuant to the applicable zoning laws in effect at the Project.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations attached hereto as Exhibit 5.2, as the same may be amended from time to time, or in violation of the laws of the United States of America, the Commonwealth of Massachusetts, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying

Documents (to the extent the same have been provided to or are otherwise known to Tenant). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant acknowledges that the Project is subject to an Activity and Use Limitation, notice of which dated April 10, 2001 has been recorded at Book 32708, Page 374 of the Middlesex South Registry of Deeds and Document No. 1168354 of the Middlesex County Registry District of the Land Court, a copy of which has been provided to Tenant.

5.3 Intentionally Deleted.

5.4 Hazardous Material;

5.4.1 Tenant’s Obligations

5.4.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease it has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 5.4.1.1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, as the same may be updated from time-to-time in accordance with this Lease, neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord), or any entity acting as an agent or sub-agent of such parties or any of the foregoing (collectively, “Tenant Parties”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises or Project by Tenant or any Tenant Parties. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required for any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Materials by Tenant or any Tenant Parties at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or for the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spiking, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Article 5 shall not exceed Tenant’s proportionate share (measured on a per floor basis) of similarly classed Hazardous Materials. Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above (he risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate). Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

5.4.1.2 Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Project without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, or pertaining to animal confinement and experimentation and stem cell research; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC §4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E„ and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Fourth Floor Premises Commencement Date, or thereafter adopted, published, or promulgated.

5.4.1.3 Releases of Hazardous Materials. If (a) any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any fine during the Lease and/or (b) if any other Hazardous Material condition exists at the Premises or Project due to the acts or omissions of Tenant that requires response actions of any kind, in addition to notifying expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this

Section 5.4, including, without limitation, Section 5.4.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing unrestricted use of the Premises and Project (i.e. to a level that will allow any future use of the Premises, including residential, without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Section 5.4. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.4.1.4 Indemnification

5.4.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project by any Tenant Party, except to the extent such liabilities result from the negligence or willful misconduct of Landlord following the Fourth Floor Premises Commencement Date. Tenant’s obligations in this Section 5.4.1.4.1 shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, arising on or after the date Tenant takes possession of the Premises.

5.4.1.4.2 Limitations. Notwithstanding anything in Section 5.4.1,4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.4.1.4, above, shall not be applicable to claims based upon “Existing Hazardous Materials,” as that term is defined in Section 5.4.7, below, except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim (including Tenant’s failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.4.7, below, the subject Existing Hazardous Materials during the tenancy of the Premises or Tenant’s use of materials that are Existing Hazardous Materials for its own purposes within the Premises). Notwithstanding anything contained in this Lease to the contrary, other than costs relating to the ongoing Operation and Maintenance Plan referenced on Exhibit 5.4.7, attached, Landlord shall be responsible, at its sole cost and expense, which cost and expense shall not be passed through to Tenant as Direct Expenses, for the removal, remediation, treatment and/or Clean-up of any and all Existing Hazardous Materials except to the extent that the construction activities and/or other acts or omissions of any Tenant Parties caused or exacerbated the condition of Existing Hazardous Materials at the Property.

5.4.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to the Project and Tenant’s activities under this Lease. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and thé terms of this Lease.

5.4.2 Assurance of Performance.

5.4.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments,” as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.4.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.4, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.4.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by any Tenant Parties to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.4.4 Clean-up.

5.4.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.4, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a Comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises and Project are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the tests and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.4.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.4.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to fife a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained by Tenant or any Tenant Parties in connection with Hazardous Materials in accordance with Applicable Laws.

5.4.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’ s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third pa^/or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.4.

5.4.5 Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.4.

5.4.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.4.7 Existing Hazardous Materials. “Existing Hazardous Materials” shall mean those Hazardous Materials, if any, specifically described as being present at the Project in excess of amounts permitted pursuant to Applicable Laws pursuant to those certain environmental reports listed on Exhibit 5.4.7, attached, copies of which have been provided to Tenant. Notwithstanding the foregoing, Landlord and Tenant hereby agree that the term, Existing Hazardous Materials, shall included, without limitation, the constituents of concern (including, without limitation, trichloroethylene and tetrachloroethylene) associated with Massachusetts Department of Environmental Protection Release Tracking Number 3-19657.

5.4.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.4.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.4 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.4 have been completely performed and satisfied.

6. SERVICES AND UTILITIES

6.1 Landlord Provided Services. Landlord shall provided the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, and subject to Section 6.3, below, Landlord shall provide heating, ventilation (including exhaust) and air conditioning (“HVAC”) to the Premises on a 24 hours, 7 days per week basis pursuant to the specifications set forth on Exhibit 6.1, attached. Landlord shall provide HVAC when necessary for normal comfort in the Building Common Areas from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Houts”), except for the date of observance of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that the connected electrical load of the incidental use equipment and the connected electrical load of Tenant’s lighting fixtures does not exceed Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide a dumpster and/or trash compactor at the Building for use by Tenant and other tenants for ordinary office waste (and not for Hazardous Materials).

6.1.5 Landlord shall provide passenger elevator service to all floors of the Building, except the roof, and to the parking garage in the Building, and shall provide use of the loading dock. At Tenant’s expense, Landlord shall coordinate and manage any oversized ordinary and customary deliveries to the Premises (consistent with first class office and laboratory use) that require use of a scissor lift, telescoping fork lift or crane (any of the foregoing, a “Vertical Lift”) in lieu of using the elevators of the Building, subject to Landlord’s reasonable rules and regulations (e.g. governing prior written notice of the need for such services). Landlord shall provide use of the Vertical Lift at the Premises to Tenant for deliveries utilizing Vertical Lifts at Tenant’s cost (provided that Landlord shall bear the costs of the Vertical Lift to the extent that the actual costs of such vertical lift are in excess of the standard delivery cost that Tenant would have incurred if the Vertical Lift were not required (as reasonably evidenced by Tenant to Landlord)). If Landlord reasonably concludes that the purchase of a Vertical Lift for use by tenants in the Building will result in an overall savings to the tenants (including Tenant) on account of charges assessed pursuant to the provisions of this Section 6.1.5, then the reasonable cost of such purchase, amortized over the useful life of the equipment in the manner of other capital expenditures, shall be included in Operating Expenses and no further charges shall be assessed under this Section 6.1.5 for the use of such equipment (other than to the extent included in Operating Expenses).

6.1.6 Landlord agrees to provide and maintain a pH neutralization system and emergency generator at the Building, on the following conditions:

(1) Tenant’s use of the pH neutralization system and emergency generator shall be at Tenant’s sole risk to the extent permitted pursuant to Applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the pH neutralization system and emergency generator for Tenant’s use);

(2) Tenant’s use of the pH neutralization system and emergency generator shall be undertaken by Tenant in compliance with all Applicable Laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with such use;

(3) Tenant shall be responsible for connecting to the central distribution point for the pH neutralization system and emergency generator in connection with the Tenant Improvements at the locations shown on Exhibit 29.33;

(4) The costs to operate and maintain the pH neutralization system and emergency generator shall be included in Operating Expenses. Tenant’s use of the pH neutralization system and emergency generator shall not exceed Tenant’s Share of the capacity thereof available to tenants;

(5) The use of the pH neutralization system and emergency generator shall be subject to the Rules and Regulations;

(6) Tenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the pH neutralization system and emergency generator or services (if any) provided with respect thereto, and Tenant disclaims any and all such warranties; and

(7) If the pH neutralization system or emergency generator need to be replaced during the Term, Landlord shall replace such system or generator, as applicable, with a replacement that provides for at least the same functionality as exists on the date of execution hereof.

6.2 Tenant Provided Services and Utilities. Except as otherwise expressly set forth in Section 6.1, above, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises including, without limitation, electricity, water, telephone, janitorial and interior Building security services.

6.2.1 Landlord shall not provide janitorial or trash services for the Premises except as expressly provided in Section 6.1.4, above. Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be a janitorial service approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

6.2.2 Subject to Applicable Laws and the other provisions of this Lease (including, without limitation, the Rules and Regulations, and except in the event of an emergency) and Landlord’s reasonable security measures, Tenant shall have access to the Building, the Premises and the Common Areas of the Building, other than Common Areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the limited-access areas of the Building during the normal operating hours of such portions of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2.3 Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, whether part of Operating Expenses or as provided under this Article 6. Tenant shall pay all costs and expenses for any separately metered utilities provided exclusively to the Premises directly to the applicable service provider. Tenant shall pay all actual out-of-pocket costs and expenses, without, mark-up, for utility charges that are based on a check- or sub-metering metering installation based on Landlord’s reading of such meters and directly to Landlord, including without limitation for utility charges for power, gas and water serving the HVAC system of the Building (which are measured by the control management system of the Building based on air volume provided to each tenant space). Landlord may, at its sole cost and expense, install devices to separately, check or sub-meter any utility use within the Premises (or use other reasonable industry standard methods to reasonably estimate such use, where applicable) that is not metered in such a manner on the Fourth Floor Premises Commencement Date and in such event Tenant shall thereafter pay the cost directly to the applicable service provider, if separately metered, or to Landlord, if check or sub-metered. Additional Rent for any utilities that are not separately metered may be reasonably estimated monthly by Landlord, based on actual readings of sub- and “check” meters where applicable, and shall be paid monthly by Tenant within thirty (30) days after being billed with a final accounting based upon actual bills received from the utility providers following the conclusion of each fiscal year of the Building.

6.3 Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, the actual cost of such excess consumption; and if Tenant does not cease such excessive usage promptly following written notice from Landlord, Landlord may install devices to separately meter any increased use (or use other reasonable industry standard methods to reasonably estimate such increased use)

and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity and any other utility .shall never exceed the capacity of the feeders to the Project or the risers or wiring installation or Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached.

6.4 Interruption of Use. Tenant agrees that, to the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) required to be provided by Landlord under this Lease, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause not under Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

Notwithstanding the foregoing to the contrary, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by any Tenant Party or by any negligence of Tenant or any Tenant Party, and (iii) either (A) Landlord does not diligently commence and pursue to completion the remedy of such Service Interruption or (B) Landlord receives proceeds from its rental interruption insurance that covers such Service Interruption (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Share of Direct Expenses, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease To the extent a Material Service Interruption is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the provisions of this paragraph shall not apply.

6.5 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom, as set forth herein. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

7. REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), or elsewhere exclusively serving the Premises, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term reasonable wear and tear and damage by casualty (to the extent not Tenant’s obligation to restore the same) exempted. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant or damages by casualty (to the extent not Tenant’s obligation to restore the same); provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Without limitation, Tenant shall be responsible for heating, ventilating and air-conditioning systems and utility services serving the Premises from the Building connection point to the Premises (to the extent serving Tenant exclusively), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls and windows, foundation and roof (including roof membrane) of the Building, the structural portions of the floors and supporting columns of the Building, and the base building systems and equipment of the Building (including without limitation, the Building heating, ventilating and air conditioning system, electrical, life safety and plumbing systems and, subject to the provisions of Section 29.33, the Special Systems) and Common Areas (to the extent not serving Tenant exclusively), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or other utility or Building systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations in the Premises following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work. Prior to commencing any Alterations affecting air distribution or disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and the requirement that upon Landlord’s request (subject to the terms of Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, service providers, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors, design professionals, service providers, Suppliers and materialmen who performed such work and whose labor, supplies or services give rise to a lien under Massachusetts law. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations in CAD format as well as copies of all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of any proposed Alterations.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s general contractor carries “Builder’s All Risk” insurance (to the extent that the cost of the work shall exceed $100,000.00) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such general liability insurance shall name the Landlord Parties as additional insureds. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations costing in excess of $100,000 in the aggregate, in each case in form and substance reasonably satisfactory to Landlord. In addition, Tenant’s contractors and subcontractors shall be required to carry workers compensation insurance with a waiver of subrogation in favor of Landlord Parties.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Furthermore, Landlord may, by written notice to Tenant at least ninety (90) days prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon Landlord’s consent to any Alteration or improvement, at Tenant’s request, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6 Tenant’s Initial Alterations. Landlord has agreed to provide an allowance of up to a maximum amount of the Tenant Improvement Allowance toward Tenant’s third party, out-of-pocket costs and expenses incurred in connection with Tenant’s initial Alterations to prepare the Premises for its use (the “Initial Alterations”). The Tenant Improvement Allowance may not be used for the purchase and/or installation of Tenant’s furniture, trade fixtures and equipment, and may only be used toward the costs of designing and constructing the Initial Alterations (“Allowance Costs”). Such reimbursement shall be in an amount equal to Tenant’s actual, third party, out-of-pocket costs and expenses paid by Tenant in connection with the Initial Alterations, as reflected by invoices rendered by third parties and delivered to Landlord by Tenant. All costs for the Initial Alterations in excess of the Tenant Improvement Allowance (“Excess Costs”) shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Tenant shall have no right to, and Landlord shall have no obligation to fund, any Tenant Improvement Allowance not properly requisitioned by Tenant on or before the one (1) year anniversary of the First Floor Premises Rent Commencement Date (the “Allowance Deadline”).

Provided that no default of Tenant under this Lease has occurred and is continuing beyond any applicable notice and cure period (in which event the Tenant Improvement Allowance shall not be paid until after Tenant cures such default), the Tenant Improvement Allowance shall be disbursed in two (2) disbursements within forty-five (45) days following Tenant’s requisition. For each disbursement, Tenant shall submit to Landlord a requisition package which shall include (i) an itemization of the costs being requisitioned, (ii) a certificate by an officer of Tenant that all such costs are permitted Allowance Costs and have been incurred by and paid for by Tenant in relation to the Initial Alterations, (iii) appropriate back-up documentation for such costs including paid invoices and bills, (iv) if requested by Landlord, an executed estoppel statement in the form attached hereto as Exhibit 17 confirming such factual certifications and representations as to the Lease as Landlord may reasonably request, (v) to the extent applicable, a certificate of Tenant’s architect that the Initial Alterations work has been completed in accordance with the Tenant’s plans approved by Landlord, and (vii) lien releases from each Tenant contractor, design professionals and all subcontractors (in a form reasonably approved by Landlord). The second and final requisition package shall include all of the foregoing items as well as (i) a set of “as-built” plans if the Initial Alterations are of the type for which plans are customarily prepared, and (ii) an original certificate of occupancy or evidence of governmental inspection and approval of the Initial Alterations, if applicable thereto. Tenant shall have no right to, and Landlord shall have no obligation to fund, any Tenant Improvement Allowance not properly requisitioned by Tenant on or before the Allowance Deadline.

9. COVENANT AGAINST LEINS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials or services furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgements or costs (including, without limitation, reasonable attorneys’ fee and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to commencement of any work, services or obligations related to the Premises giving rise to any such liens or encumbrances (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by statutory lien bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE

10.1 Indemnification and Waiver. Subject to the provisions of Section 10.5, to the maximum extent permitted pursuant to Applicable Laws, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Landlord, its lenders, partners, subpartners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby release from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall, any acts, omissions, or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project (including without limitation on account of Tenant’s use of the Special Systems) or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply any Claims arising from negligence or willful misconduct of Landlord or any other Landlord Parties. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than customary, general office and laboratory use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, products/completed operations, and contractual liability including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, and including, solely on a claims-made basis, products and completed operations coverage, for limits of liability of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

10.3.2 Property Insurance covering equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) any Alterations and tenant improvements. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expenses, including rent, attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy will include a waiver of subrogation in favor of the Landlord Parties.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Landlord, its subsidiaries and affiliates and any other party the Landlord so specifies, including Landlord’s managing agent, if any, shall be named as an additional insured under the policies listed in Sections 10.3.1, 10.3.2 and 10.3.3. All insurance policies required to be maintained by Tenant shall (i) be issued by an insurance company having a rating of not less than A: VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in The Commonwealth of Massachusetts; (ii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (iii) be in form and content reasonably acceptable to Landlord (Tenant shall provide full and complete copies of any policies that Landlord reasonably requests); and (iv) provide that said insurer shall endeavor to provide written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the earlier to occur of (A) the Fourth Floor Premises Commencement Date, and (B) the date upon which Tenant is first provided access to the Premises, and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies specify now, or shall specify, that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of insurance and such additional coverages as Landlord may reasonably require.

10.7 Landlord’s Insurance. Landlord shall maintain: (a) all risk property insurance covering the portions of the Building that Landlord is obligated to maintain pursuant to Article 7 and any Common Areas, excluding any Alterations and tenant improvements (such insurance shall be on a replacement cost basis without any coinsurance provision and shall include business interruption coverage); and (b) general liability insurance in an amount not less than $5,000,000 per occurrence including contractual coverage. In addition, Landlord may choose to provide other types of insurance covering the building and its operations. The cost of Landlord’s insurance shall be included in Operating Expenses.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premise by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Building, the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore such Common Areas and the Premises and the Building to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease and Landlord’s obligation to restore any Alterations or other tenant improvements shall be limited to the extent of such proceeds (including by taking into account any deductible or self-insured retention carried by Tenant and paid to Landlord) received by Landlord. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) business days after Tenant receives the request. To the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premise! are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the Permitted Use under this Lease bears to the total rentable square feet of the Premises.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Twenty-Five Thousand and 00/100 Dollars ($25,000.00) of damage is not fully covered by Landlord’s insurance policies and Landlord terminates all leases of Building tenants whose premises or material appurtenances (such as access) are affected by such casualty; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within 365 days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or any Tenant Party; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use 50% or more of the Premises. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, (a) Tenant cannot reasonably conduct business from the Premises for a period of more than one-half (1/2) of the then remaining term, or (b) the Premises is not fully restored within one hundred eighty (180) days after such casualty or fire (provided that if such restoration is completed within the thirty (30) day period following Tenant’s termination notice to Landlord, Tenant’s termination notice shall be null and void and this Lease shall continue through the Expiration Date). In no event shall Landlord have any obligation to undertake restoration on account of any casualty except to the extent of the insurance proceeds actually received by Landlord.

12. NONWAIVER

No provision of this Lease shall beseemed waived by either party .hereto unless expressly waived in a writing signed thereby. The waiver .by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION

If the whole or any of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if all reasonable access to the Building is taken or condemned, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises or all of Tenant’s reasonable access thereto shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, and provided that such temporary taking does not materially preclude or unreasonably diminish Tenant’s ability to conduct business from the Premises, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery. If this Lease does not terminate on account of any such eminent domain or condemnation proceeding, then Landlord shall, to the extent practicable, restore the affected area of the Premises, Building or Project. In no event shall Landlord have any obligation to undertake restoration on account of any condemnation or eminent domain proceeding except to the extent of the award actually received by Landlord.

In the event that at least 25% of the Premises shall be subject to condemnation or a taking and the remainder, even after restoration, would not be reasonably suitable for Tenant^ u^, then this Lease may be terminated at the election of Tenant, which election shall be made by giving of notice by Tenant to Landlord within thirty (30) days after the date of the condemnation or taking.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of the Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interests hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any person other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14,3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Except as expressly set forth in this Section 14.1, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) actually incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment of this Lease or sublet of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed assignment or sublet where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project

14.2.6 In Landlord’s reasonable determination, the sub-rent, additional rent or other amounts received or accrued by Tenant from subleasing, assigning or otherwise Transferring all or any portion of the Premises is based on the income or profits of any person, or the assignment or sublease could cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as “rents from real property” within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”); or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in section 856(c)(2) of the Code.

If Landlord consents to any Transfer pursuant to the terms of this Section 14,2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and condition as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14,1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such. that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld or delayed its consent in violation of this Section 14,2 or otherwise has breached its obligations under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and tenant improvement allowances reasonably provided to the Transferee in connection with the Transfer amortized on a straight-line basis over the term of such Transfer, (iii) any brokerage commissions in connection with the Transfer, and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, any lump sum payment, key money, bonus money or other cash consideration paid by Transferee to Tenant for such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause seventy-five percent (75%) or more of the Premises to be Transferred for more than seventy-five percent (75%) of the then remaining Lease Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. In the event Landlord provides a written recapture notice to Tenant within twenty (20) days after the Intention to Transfer Notice, Tenant shall have the right, within five (5) business days thereafter, to rescind its Intention to Transfer Notice and, in such case, this Lease shall remain in full force and effect. If no rescission is made by Tenant, Landlord’s timely election to recapture the Contemplated Transfer Space pursuant to this Section 14,4 shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to (and each sublease shall provide Landlord with the ability to): (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) (a) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange or (b) the sale or transfer of any issued and outstanding shares of Tenant’s capital stock in connection with a private financing transaction involving one or more investors who regularly invest in private biotechnology companies, (iii) an assignment of the Lease to an entity which simultaneously acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant as a going concern, or (iv) a merger or consolidation of Tenant shall not be deemed a transfer under this Article 14 or require Landlord’s consent or be subject to Landlord’s recapture rights, provided that (A) Tenant notifies Landlord of any such event and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such event, (B) such event is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) any entity succeeding to Tenant’s interest under the Lease pursuant to clause (iii) shall be of a character and reputation consistent with the quality of the Building, and (D) any entity succeeding to Tenant’s interest under clauses (iii)-(iv), above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day that is three months prior to the effective date of such event. Any entity succeeding to Tenant’s interest hereunder by law or otherwise pursuant to clauses (iii)-(v) above is referred to herein as a “Permitted Transferee”. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”. “Control,” as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the beneficial interests in the applicable controlled entity and the right to direct the day-to-day affairs of such entity through its Board of Directors or otherwise. No such permitted assignment or subletting or other transfer permitted without Landlord’s consent pursuant to this Section 14.7 shall serve to release Tenant from any of its obligations under this Lease.

14.8 Sublease/Transfer Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section 14.1 above, Tenant shall not: (a) sublet all or part of the Premises or assign or otherwise Transfer this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) sublet all or part of the Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Code, Longfellow Atlantic REIT, Inc., a Delaware corporation (the “Company”), or any affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) sublet all or part of the Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 14.4 shall likewise apply to any further subleasing, assignment or other Transfer by any subtenant or assignee. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage by casualty (to the extent not Tenant’s obligation to restore the same) and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all Alterations that Tenant is required to remove in accordance with Section 8.3 of this Lease, all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (unless Landlord, in its sole discretion, waives the requirement that any item of personal property be removed), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. The parties agree that Tenant’s personal property includes only those items that are not built into the Premises and that have not been constructed or installed by Landlord. For the avoidance of doubt, Tenant shall remove its incubators, benches, case work and any specialized laboratory equipment that is not built into the Premises, in each case only to the extent the same has not been funded in whole or part by the Allowance, or was not existing in the premises when the Tenant took possession.

15.3 Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, an| shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 15.3 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non- hazardous materials. The report shall also: include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 15.3, without limiting any other right or remedy, Landlord may, on ten (10) business days’ prior written notice to Tenant, perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said ten (10) business day period, and Tenant shall within ten (10) days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Project or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Materials existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

16. HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express written consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein, including without limitation the obligation to pay Additional Rent. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises for a period of thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and/or any lost profits and consequential or indirect damages to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit 17, attached hereto (or such other form as may be required reasonably by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises. At any time during the Lease Term that Tenant’s stock is not publicly traded on a nationally recognized stock exchange (but no more than twice in any one calendar year unless in connection with a sale, refinancing, or following a default by Tenant), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant.

18. SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease. Landlord shall use commercially reasonable efforts to provide Tenant with a commercially reasonable non-disturbance agreement in favor of Tenant from any ground lessor or mortgage holder of Landlord who come into existence following the date hereof and desire to subordinate this Lease to any such ground lease or mortgage, but Landlord shall not be deemed to be in default if it is unable to secure such agreement and the subordination of this Lease shall not be conditioned upon receipt of such agreement. Tenant acknowledges and agrees that the form of subordination, non-disturbance and attornment agreement attached as Exhibit 18 is acceptable to Tenant for the purposes of this Article 18. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Notwithstanding the foregoing or anything to the contrary herein, no mortgagee or ground lessor (a “Mortgagee”) succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, (v) liable beyond mortgagee’s or ground lessor’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant or for the payment of any tenant improvements allowances. Nothing in clause (i), above, shall be deemed to relieve any mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

Landlord’s interest herein may be assigned as security at any time to any Mortgagee. No Mortgagee shall, either by virtue of the Mortgage or any assignment of leases executed by Landlord for the benefit of such Mortgagee, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until such Mortgagee shall have acquired the interest of Landlord in the Property, by foreclosure or otherwise, or in fact have taken possession of the Property as a mortgagee in possession and then such liability or obligation of Mortgagee under the Lease shall extend only to those liability or obligations accruing subsequent to the date that such Mortgagee has acquired the interest of Landlord in the Premises, or in fact taken possession of the Property as a mortgagee in possession.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5 If a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or any guarantor under any bankruptcy law or is filed against Tenant or any guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever except as expressly provided herein.

19.2.1 Landlord may, immediately or at any time thereafter, elect to term written notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by such notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. To the extent permitted pursuant to Applicable Laws, Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days’ prior written notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory’ notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods.

19.2.2 In the case of termination of this Lease pursuant to Section 19.2.1, Tenant shall reimburse Landlord for all expenses arising out of such term ¡nation, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

19.2.3 Following any termination of this Lease pursuant to Section 19.2,1, Landlord may elect by written notice to Tenant to be indemnified for loss of Rent by a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Lease Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Lease Term (if less than the Rent payable hereunder), estimated by Landlord as of the date of the termination, and taking into account Landlord’s reasonable projections of vacancy and time required to release the Premises. (For the purposes of calculating the Rent that would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Article 4 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) plus 2% shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of Landlord, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years’ experience as an appraiser of comparable buildings in the Cities of Boston and Cambridge. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If and for so long as Landlord does not make the election provided for in this Section 19.2,3, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Lease Term, representing the excess of the Rent that would have been paid in accordance with this Lease (Base Rent together with any Additional Rent that would have been payable under Article 4, to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of Rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 19,2.2 that have not been reimbursed by Tenant thereunder).

19.2.4 Free rent amounts, rent holidays, rent waivers, rent forgiveness and the like (collectively “Free Rent Amounts”), if any, have been agreed to by Landlord as inducements for Tenant to enter into and faithfully to perform all of its obligations contained in this Lease. For all purposes under this Lease, upon the termination of this Lease for any default, the unamortized portion of any Free Rent Amounts set forth in this Lease shall be deemed void as of the date of execution hereof as though such Free Rent Amounts had never been included in this Lease, and calculations of amounts due hereunder, damages and the like shall be determined accordingly. The foregoing shall occur automatically without the requirement of any further notice or action by Landlord not specifically required by Section 19.1.

19.2.5 In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 19.2, Landlord may by written notice to Tenant within six (6) months after termination under any of the provisions contained in Section 19.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as minimum liquidated damages under this Section 19.2, an amount equal to the lesser of (i) the aggregate-of the Base Rent and Additional Rent for the balance of the Lease Term had it not been terminated or (ii) the aggregate thereof for the 12 months ending one year after the termination date, plus in either case (iii) the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination and minus (iv) the amount of any recovery by Landlord under the foregoing provisions of this Section 19,2 up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement under Section 19.2.2). Liquidated damages hereunder shall not be in lieu of any claims for reimbursement under Section 19.2.2.

19.2.6 If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover ail Rent as it becomes due.

19.2.7 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Section 19,2, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or o<her equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. The provisions of this Section 19.2.7 are not dependent upon the occurrence of a default.

19.2.8 After any termination of this Lease for a Tenant default, Landlord shall use commercially reasonable efforts to relet the Premises or any parts thereof, either in the name of Landlord or otherwise, for any term(s), and may grant market concessions or free rent to the extent that Landlord considers reasonably advisable and necessary to relet the same. Any obligation imposed by this Lease or by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building. Tenant shall not be liable for any consequential, indirect or special damages hereunder, except as expressly set forth in Article 5 or Article 16 of this Lease.

19.2.9 Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.

20. COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT

21.1 Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a letter of credit (the “L/C Security”) in the amount set forth in Section 9 of the Summary as security for the faithful performance by Tenant of all of its obligations under this Lease as follows:

(a) Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is sixty (60) days after the Lease Expiration Date, a letter of credit substantially in the form of Exhibit 21 issued by an issuer reasonably satisfactory to Landlord, in the amount set forth in Section 9 of the Summary, with an initial term of at least one year. If at any time during the Term (i) Landlord determines in its reasonable discretion that the financial condition of such issuer has changed in any materially adverse way from the financial condition of such issuer as of the date of execution of this Lease including, without limitation, if such issuer is declared insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, if a trustee, receiver or liquidator is appointed for such issuer, if the credit rating of the long-term debt of the issuer of the letter of credit (according to Moody’s, Standard & Poor’s or similar national rating agency reasonably identified by Landlord) is downgraded to a grade below investment grade, if the issuer enters into any supervisory agreement with any governmental authority or fails to meet any capital requirements imposed by applicable law,

Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer, in which event Tenant shall within fifteen (15) days after written notice from Landlord deliver to Landlord a replacement L/C Security issued by a commercial bank or savings and loan association acceptable to Landlord in its reasonable discretion and that meets all other requirements of this Article. If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord in its sole discretion and that meets all other requirements of this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks.

(b) Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if: (i) a default beyond applicable notice and eyre periods exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law), provided that such draw pursuant to this clause (i) shall be limited to the amount that Landlord reasonably determines is required to cure such default; (ii) as of the date thirty (30) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, pending the expiry date to date that is sixty (60) days after the then-current Lease Expiration Date; (iii) Tenant fails to pay spy bank charges for Landlord’s transfer of the L/C Security when due; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. In the event of any such draw upon the L/C Security, Tenant shall within 10 businesses thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security and in the form required hereunder, and Tenant’s failure^ do so shall be a material breach of this Lease. Landlord shall hold the proceeds of any draw not applied as set forth above as a cash Security Deposit as further described below.

(c) If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest and notify Tenant of such transfer, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security (or a replacement of the L/C Security, upon receipt of which Landlord shall return the original L/C Security to Tenant).

(d) Provided that no default by Tenant under this Lease has previously occurred during the Lease Term that remained uncured all the expiration of all applicable notice and cure periods, Tenant shall have the onetime right, at any time on or before the date that is eighteen (18) months following the Fourth Floor Premises Commencement Date (the “Outside First Reduction Date”) to reduce the L/C Security to the amount of $681,117.75 following the closing of the Tenant’s currently contemplated Series A equity financing so long as such financing, through one or a series of related transactions, results in aggregate proceeds of at least $30,000,000.00 in unrestricted US funds and closes, with all such funds either received by, or committed to, Tenant in exchange for shares of Tenant’s capital stock (or securities convertible into Tenant’s capital stock) prior to the Outside First Reduction Date. Landlord agrees that Tenant may also complete one or more partnership transactions that would provide upfront and/or guaranteed funds committed to Tenant by a corporate partner, which funds from partnership transactions shall for the purposes of this clause (d) constitute Series A equity financing so long as receipt by Tenant of such amounts is not (i) subject to contingencies, (ii) subject to repayment by Tenant for any reason whatsoever (e.g., refunds or “clawbacks”), (iii) dependent upon Tenant’s achievement of milestones, (iv) dependent upon the occurrence of future events, or (v) payable to Tenant subsequent to the Outside First Reduction Date. The closing of such financing shall be evidenced by Tenant’s delivery of updated financial statements in the form previously provide to Landlord and certified by Tenant’s chief financial officer, together with an updated organizational chart of Tenant and such other information evidencing the closing as Landlord may reasonable request. The reduction of the L/C Security in accordance with the preceding sentences shall be accomplished by the replacement or amendment of the L/C Security in a form complying with the terms of this Article 21. For the avoidance of doubt, the parties agree that if funds payable to Tenant prior to the Outside First Reduction Date deemed to constitute Series A equity financing for purposes of this clause (d) are not in fact paid to Tenant prior to the date that is twenty- four (24) months following the Fourth Floor Premises Commencement Date, the L/C Security shall be increased to the original sum of $908,157.00, and such increase of the L/C Security shall be accomplished by the replacement or amendment of the L/C Security in a form complying with the terms of this Article 21.

Provided that (i) no default by Tenant under this Lease has previously occurred during the Lease Term that remained uncured after the expiration of all applicable notice and cure periods, and (ii) the L/C Security has been reduced to the amount of $681,117.75 in accordance with the preceding paragraph (without having been reinstated pursuant to the immediately preceding sentence), Tenant shall have the one-time right, on the date that is thirty (30) months following the Fourth Floor Premises Commencement Date (the “Second Reduction Date”), to further reduce the L/C Security to the amount of $454,078.50. The reduction of the L/C Security in accordance with the preceding sentence shall be accomplished by the replacement or amendment of the L/C Security in a form complying with the terms of this Article 21. For the avoidance of doubt, the parties agree that if the amount of the L/C Security has not been reduced by the Outside First Reduction Date in accordance with the preceding paragraph, Tenant shall have no right to reduce the amount of the L/C Security on or after the Second Reduction Date.

(e) If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord a security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults (beyond applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default as provided in this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash security then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings. Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds. This provision shall also apply to any subsequent transfers. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the cash security, if any, or any balance thereof, shall be returned to Tenant (of, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration or earlier termination of this Lease. If and to the extent the security held by Landlord hereunder shall be in cash, Landlord shall hold such cash in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the cash security, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on such cash security.

22. SUBSTITUTION OF OTHER PREMISES

Intentionally Omitted.

23. SIGNS

23.1 Signage. Tenant shall not install any signage (including, without limitation, any signs identifying Tenant’s name or advertising Tenant’s merchandise or otherwise) in or about the Premises that is visible from the exterior of the Premises or in any other part of the Project except as expressly permitted in this Article 23. Landlord shall provide Tenant with a building-standard multi-tenant lobby directory listing and a multi-tenant floor directory listing identifying Tenant. Such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install one sign identifying Tenant at the entry to the Premises, which identification signage shall be consistent with building standard signage as determined by Landlord. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. Tenant shall repair any damage to the Premises or Project, inside or outside, resulting from the erection, maintenance or removal of any signs.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord, subject to Tenant’s rights pursuant to Section 23.2, above.

24. COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done by any Tenant Party in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other federal, state or local governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations or tenant improvements, or (iii) the Building, but as to the Building, only to the extent such obligations are triggered by Alterations or tenant improvements, or Tenant’s use of the Premises for non-general office and laboratory use. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises and Building as are required to comply with the Applicable Laws to the extent required in this Article 24. Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws to the Premises or Tenant’s specific use or occupancy of the Premises; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (d) create a significant health hazard for the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord or any other tenant of the Building, or would materially and adversely affect the use of or access to the Building by Landlord or other tenants or invitees of the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Common Areas of the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above. Landlord represents and warrants to Tenant that, as of the date of this Lease, the Common Areas of the Building comply with Applicable Laws including the Americans with Disabilities Act.

25. LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (1st) late payment in any twelve (12) month period unless Tenant fails to timely pay such amount within five (5) business days following notice from Landlord that such amount is past due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G. 13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus eight (8) percentage points, and (ii) the highest rate permitted by Applicable Law.

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perforin any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its tights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26,1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 10.1 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than one (1) day’s prior notice to Tenant which may be given by telephone or electronic mail (except in the case of an emergency or with respect to regularly scheduled services) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term and accompanied by a representative of Tenant (provided that Tenant makes a representative available for the same), to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Landlord may make any such entries without the abatement of Rent, except as otherwise expressly provided in this Lease, and shall take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant shall, at all times during the Term, be responsible for ensuring that Landlord has any and all keys, cards, codes or other means necessary to access the Premises.

Landlord further reserves the right to the areas designated as “Restricted Shaft Space” and “Future Shaft Wall” on Exhibit 27, attached, on each applicable floor of the Premises for the future installation of additional shaft walls and risers for the tenants or occupants of floors beneath the applicable floor of the Premises. Upon the giving of such notice, the designated areas on Exhibit 27 (the “Future Shaft Areas”) shall be treated as Common Areas. Tenant shall not make any Alterations in the Future Shaft Areas and shall remove any of Tenant’s property from the same upon reasonable prior notice from Landlord.

Furthermore, Tenant shall provide Landlord reasonable access to the Premises outside of business hours and shall allow Landlord, as a reserved right, to use the removable windows in the Premises for the purpose of moving large items into the Building (including but not limited to large equipment, furniture and construction items) from time to time upon at least three (3) business days’ notice to Tenant (provided, however, that Landlord (a) shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of the Premises in the exercise of Landlord’s rights under this paragraph, and (b) subject to the provisions of Section 10,5 above, shall be fully liable for any damage done to the Premises and/or Tenant’s property located in the Premises in connection with such use of the Premises, and shall indemnify and hold Tenant harmless from and against any claims for personal injury or property damage that result from Landlord’s use of the Premises as set forth in this paragraph.

28. TENANT PARKING

During the Term, Landlord shall provide Tenant with parking passes for use by standard size automobiles and small utility vehicles in an amount equal to the number of parking passes set forth in Section 10 of the Summary, which parking passes shall pertain to the parking located in the on-site parking facility (or facilities) which serve the Project. All such parking shall be on a first-come, first-serve basis, in common with others entitled to use the same. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to lime for the orderly operation and use of the parking facility where the parking passes provide access (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and Tenant shall cooperate in seeing that any Tenant Parties and Tenant visitors also comply with such rules and regulations. Tenant’s use of the parking passes for parking at the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties. Landlord shall have the right to assign its obligations under this Section 28 to an affiliate of Landlord or a third-party parking manager or operator, in which case Tenant shall make any payments due under this Section 28 directly to such other entity.

Tenant shall pay for such parking passes (whether or not so used) at Landlord’s then current prevailing monthly rate for parking spaces (currently $300 per space per month). The prevailing monthly rate for parking passes shall be subject to change from time to time as determined by Landlord. Such payments shall constitute Additional Rent for purposes of the Lease. Payments under this Section shall be made at the places and times and subject to the conditions specified for payments of Base Rent, or at such other places and times as Landlord shall specify in writing. Without limiting Landlord’s other remedies under the Lease, if Tenant shall fail to pay the amounts due for such parking passes for more than thirty (30) days after notice of such failure, then Landlord may terminate Tenant’s rights to such passes immediately upon notice by Landlord. Tenant’s rights under this Article 28 shall not be assigned or sublicensed except in connection with an assignment or sublease permitted under Article 14. Subject to the rights of other tenants or occupants in the Building, Tenant may request additional parking passes from time to time upon at least 45 days’ prior written notice to Landlord. Any such additional parking passes (the “Additional Passes”) shall be used by Tenant on all of the terms and conditions applicable to the passes otherwise provided to Tenant under this Article 28 except that Landlord may terminate Tenant’s rights to one or more Additional Passes from time to time on at least thirty (30) days’ prior written notice to Tenant if required to satisfy the building standard ratio of .80 parking passes per 1,000 rentable square feet associated with then-vacant premises in the Building.

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will nor cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, provided Landlord has transferred all of its obligations under this Lease arising from and after the date of such assignment to the assignee, and assignee has fully assumed same, Landlord shall automatically be released from all liability under this Lease arising subsequent to such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Landlord and Tenant agree not to record this Lease. In the event this Lease, a copy or any notice or memorandum thereof shall be recorded by Tenant, then such recording shall constitute a default by Tenant under Article 19 hereof entitling Landlord to immediately terminate this Lease. At the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparation and recording such notice shall be borne by Tenant. At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder that are then due and payable, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, members, managers, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, members, managers, heirs, successors and assigns. Under no circumstances shall any present or future partner, limited partner, or member of Landlord (if Landlord is a partnership, limited partnership or limited liability company), or trustee or beneficiary (if Landlord or any member or other beneficial owner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential or indirect damages, including without limitation injury or damage to, or interference with, Tenant’s business, loss of profits, loss of refits or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, and to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Cambridge 1030 Mass Ave, LLC

c/o Longfellow Real Estate Partners

260 Franklin Street, Suite 1920

Boston, MA 02110

Attention: Asset Management

and

DLA Piper LLP (US)

33 Arch Street

Boston, MA 02110

Attention: Geoff Howell, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

20.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant (a) is a duly formed and existing entity qualified to do business in the State of Delaware and is qualified as a foreign entity authorized to do business in The Commonwealth of Massachusetts and (b) has full right and authority to execute and deliver this Lease, and (c) each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. Landlord and Tenant waive trial by jury in any action to which they are parties, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court, Superior Court Department, in the county where the Premises are located.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker or agent specified in Section 13 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The Broker is to be paid by Landlord pursuant to the terms of a separate written agreement between Landlord and the Broker. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.26 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Delivery by fax or by electronic mail file attachment of any executed counterpart to this Lease will be deemed the equivalent of the delivery of the original executed instrument.

29.27 Confidentiality. Tenant acknowledges that the content of this Lease, any information regarding the Building or Project received from Landlord, and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants on a ‘need to know’ basis, provided that such other parties are made aware of Tenant’s obligations under this Section 29,27 and Tenant shall be responsible for any disclosure by such parties in violation of this paragraph.

Landlord agrees to hold in confidence any tangible proprietary information that Tenant supplies to Landlord, to the extent such information is designated in writing as confidential when it is so supplied, together with a written designation of confidentiality, pursuant to this Lease; provided, however, that Landlord may disclose such proprietary information (i) to Landlord’s directors, employees, agents, lenders, co-investors, consultants, contractors, advisors and authorized representatives; (ii) to prospective lenders, purchasers, lessees, partners, co-investors, or other persons or entities with which Landlord contemplates a transaction and in each case where such information is requested or reasonably required by such entity an such entity is made aware of and subject to the provisions of this paragraph, and (iii) to any person or entity to the extent Landlord determines based on the advice of its counsel that such disclosure is advisable with reference to Applicable Law or stock exchange rules (including without limitation the federal securities laws) or is required by applicable contract, policy, law, order, rule, regulation, or by legal process (including without limitation by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process.

29.28 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project and/or other tenant premises may be under construction following Tenant’s occupancy of the Premises, and that such construction may periodically result in levels of noise, dust, obstruction of access, etc. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.29 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.30 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32 Rooftop Rights.

29.12.1 Grant of Rights. Landlord grants Tenant the appurtenant, non-exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge (other than to the extent included in Operating Expenses), but otherwise subject to the terms and conditions of this Lease, to use a contiguous portion of the roof of the Building reasonably approved by Landlord (the “Rooftop Installation Areas”) to operate, maintain, repair and replace telecommunications and mechanical equipment for Tenant’s own use, such as supplemental HVAC equipment, a satellite dish, microwave dish, and the like, appurtenant to the Permitted Use installed as part of Tenant Improvements or otherwise as permitted pursuant to Article 8 (collectively, “Rooftop Equipment”). The exact location and layout of the Rooftop Installation Areas shall be designated by Landlord and shall not exceed in area the Tenant’s Share of rooftop areas made available to tenants in the Building for similar purposes.

29.12.2 Installation and Maintenance of Rooftop Equipment. Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 8. Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building. Tenant shall maintain any Rooftop Equipment in compliance with all Applicable Laws, including the City of Cambridge noise ordinance. Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Lease term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocation Tenant’s Roof Equipment. Tenant’s access to the rooftop for the purposes of exercising its rights and obligations under this Section 29.32 shall be limited to Building Hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property. Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Section 29.32 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect. Tenant, at it# sole cost and expense, shall cause a qualified contractor to inspect the Rooftop Installation Areas at least once a calendar quarter and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. Tenant shall pay Landlord following a written request therefor, with the next payment of Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Areas and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be screened or otherwise designed so that it is not visible from the ground level of the Project.

29.12.3 Indemnification. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and the other Indemnitees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents or contractors) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section 29.32. Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

29.12.4 Removal of Rooftop Equipment. Upon the expiration or earlier termination of the Lease, Tenant, unless and to the extent otherwise instructed by Landlord in writing, at Tenant’s sole cost and expense, shall (i) remove Rooftop Equipment from the Rooftop Installation Areas in accordance with the provisions of this Lease and (ii) leave the Rooftop Installation Areas in good order and repair, reasonable wear and tear excepted. If Tenant does not remove Rooftop Equipment and restore the Rooftop Installation Areas when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

29.12.5 Interference by Rooftop Equipment. Landlord may have granted and may hereafter grant roof rights to other parties, and Landlord shall use commercially reasonable efforts to cause such other parties to minimize interference with Rooftop Equipment. If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing (as of the Commencement Date) the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenants’ business, in each case in excess of that permissible under F.C.C. or other regulations (io the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within five (5) business days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment Paused such interference or damage). In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC. and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within five (5) business days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below. The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare a default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

29.12.6 Relocation of Rooftop Equipment. Based on Landlord’s good faith determination that such relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. Landlord agrees to pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment. Such payment by Landlord shall not constitute an Operating Expense under this Lease. Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty-(60)-day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

29.33 Other Special Appurtenant Rights. Tenant shall have the right in common with others to connect to and use the compressed air and vacuum systems and RO water system (collectively, the “Special Systems”) located at the Building subject to the following conditions:

(1) Tenant’s use of the Special Systems shall be at Tenant’s sole risk to the extent permitted pursuant to Applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the Special Systems for Tenant’s use);

(2) Tenant’s use of the Special Systems shall be undertaken by Tenant in compliance with all Applicable Laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with Tenant’s particular use of the Special Systems (as opposed to those permits required to use or operate the pH neutralization system, generally, which permits shall be obtained and maintained by Landlord);

(3) Tenant shall be responsible for connecting to the central distribution point for the Special Systems in connection with the Tenant Improvements at the locations shown on Exhibit 29.33. Tenant further acknowledges that Landlord may discontinue one or more of the Special Systems at Landlord’s election by prior written notice given to Tenant at least 30 days in advance. If Landlord elects to discontinue any such service, then Landlord shall (i) provide Tenant with a location mutually agreeable to Landlord and Tenant for Tenant to install its own Special Systems on the terms and conditions set forth in Article 8 of this Lease, and (ii) reasonably cooperate with Tenant to ensure an orderly transition of the Special Systems;

(4) The costs to operate and maintain the Special System shall be included in Operating Expenses, Tenant use of the Special Systems shall not exceed Tenant’s Share of the capacity available to tenants of any such Special System;

(5) The use of the Special Systems shall be subject to the Rules and Regulations;

(6) Tenant acknowledges and agrees that there are no warranties of any kind, whether express or otherwise with respect to the Special Systems or any services (if any) provided in the Special Systems, and the Tenant disclaims any and all such warranties; and

(7) Tenant’s sole remedy for any breach or default by Landlord under this Section 29.33 beyond applicable notice and cure periods shall be to terminate the provisions of this Section 29.33 and Tenant hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect that provides additional or other remedies to Tenant as a result of any breach by Landlord hereunder or under any such law or regulation.

Landlord may, at its sole election and by prior written notice to Tenant, add additional Special Systems to the Building in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder.

29.34 REIT. Tenant acknowledges that the Company, an affiliate of Landlord, elects to be taxed as a real estate investment trust (a “REIT”) under the Code. Tenant hereby agrees to modifications of this Lease required to retain or clarity the Company’s status as a REIT, provided such modifications: (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted, and (c) do not increase the Base Rent, Additional Rent and other sums to be paid by Tenant or Tenant’s other obligations pursuant to this Lease, or reduce any rights of Tenant under this Lease, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant’s receipt thereof.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written as a sealed Massachusetts instrument.

LANDLORD:		TENANT:

CAMBRIDGE 1030 MASS AVE, LLC, a Delaware limited liability company		OBSIDIAN THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jamison N. Peschel	By:	/s/ Michael Gilman
Name: Jamison N. Peschel		Name: Michael Gilman

Its: Authorized Signatory		Its: President or Vice President

		By:	/s/ David Neafus
Name: David Neafus

Its: Treasurer or Assistant Treasurer

EXHIBIT 2.1

NOTICE OF LEASE TERM DATES

To:	OBSIDIAN THERAPEUTICS, INC.

Re:

Lease dated      , 2017 between CAMBRIDGE 1030 MASS AVE, LLC (“Landlord”), and OBSIDIAN THERAPEUTICS, INC. (“Tenant”) concerning premises on the first and fourth floors of the building located at 1030 Massachusetts Avenue, Cambridge, MA.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Fourth Floor Premises Commencement Date is , 2017 and the Fourth Floor Premises Rent Commencement Date is , 2017.

2.	The First Floor Premises Commencement Date is , 2017 and the First Floor Premises Rent Commencement Date is , 2017.

3.	The Lease Expiration Date is .

4.

If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5.	Your rent checks should be made payable to at .

“Landlord”

CAMBRIDGE 1030 MASS AVE, LLC, a Delaware limited liability company

By:
Its:

Agreed to and Accepted as of , 2017.

“Tenant”:

OBSIDIAN THERAPEUTICS, INC., a Delaware corporation

By:
Its:

EXHIBIT 2.2

PREMISES

EXHIBIT 5.2

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys or pass cards or similar devices for said locks. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Initial keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Discharge of industrial sewage to the Building plumbing system shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

l 0. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

13. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except for animals used in the vivarium and in other areas in the Premises reasonably necessary for Tenant’s use of the vivarium), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

18. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

I 9. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

24. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

25. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. No smoking is permitted in the Building or on the Project.

28. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29. All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

32. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

33. Not tenant shall permit its employees, agents, servants, visitors or licensees to place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT 5.4.1.1

ENVIRONMENTAL QUESTIONNAIRE

EXHIBIT 5.4.7

ENVIRONMENTAL REPORTS

EXHIBIT 6.3

Tenant Utility Matrix

EXHIBIT 17

FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT 18

FORM OF SNDA

EXHIBIT 21

FORM OF LETTER OF CREDIT

EXHIBIT 27

FUTURE SHAFT AREAS

EXHIBIT 29.33

SPECIAL SYSTEM CONNECTION POINTS

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of 1/18/2023 (the “Amendment Effective Date”), by and between VTRLS 1030 MASS AVE, LLC, a Delaware limited liability company (“Landlord”), and OBSIDIAN THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord (as successor in interest to Cambridge I 030 Mass Ave, LLC) and Tenant are parties to that certain Lease, dated May 19, 2017 (the “Lease”), for 17,807 rentable square feet of space (the “Premises”) on the first and fourth floors of the building located at 1030 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”). Suite 119B on the first floor of the Building is a part of the Premises and is referred to herein as the “Storage Space.”

B. Landlord and Tenant desire to amend the Lease to extend the term, adjust the rent and make other modifications thereto, all pursuant to the terms of this Amendment.

AGREEMENT:

Now, THEREFORE, Landlord and Tenant hereby agree as follows:

1. DEFINED TERMS. Words whose initial letters are capitalized are defined terms. Any defined term that is not defined in this Amendment shall have the same meaning that is ascribed to that term in the Lease.

2. AMENDMENTS TO THE LEASE.

2.1 Lease Term. The Lease Term is extended through January 31, 2027.

2.2 Base Rent. Effective on February I, 2024, Base Rent shall be equal to $123.50 per rentable square foot of the Premises per annum (i.e., $2,199,164.52 per annum), payable in equal monthly installments of $183,263.71. Effective on February I, 2025, and on each February 1 thereafter during the Lease Term, Base Rent shall be increased to an amount equal to the product of (a) the Base Rent amount in effect immediately prior to that increase, multiplied by (b) 1.03.

2.3 Option Right Void. Tenant’s option to extend the Lease Term under Section 2.2 of the Lease is hereby void and of no further force or effect, and Tenant shall no longer have any right or option to further extend the Lease Term.

2.4 Definition of Lease Commencement Date. The defined term “Lease Commencement Date” (which is defined in Section 2.1 of the Lease) is renamed to be the “Commencement Date” under the Lease. In addition, the reference to “Fourth Floor Premises Lease Commencement Date” in clause (xiii)(C) of Section 4.2.4 of the Lease is amended to be a reference to “Fourth Floor Premises Commencement Date.”

2.5 Lease of Storage Space. Landlord and Tenant acknowledge and agree that

(a) Tenant may use the Storage Space solely for purposes of storing Tenant’s personal property and (b) Landlord shall not be obligated to provide any services to the Storage Space (such as janitorial services or water) other than electrical power and HVAC service sufficient for adequate lighting, heating and air conditioning to the Storage Space during ordinary business hours as may be reasonably required for the use of the Storage Space for storage purposes.

2.6 Amendment to Section 4.2.4. Clause (i) of the first paragraph of Section 4.2.4 of the Lease is amended to read in its entirety as follows:

“(i) the cost of supplying all utilities (other than separately metered utilities to the premises of other tenants), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith;”

2.7 Amendment to Section 6.1.1. Section 6.1.1 of the Lease is amended by replacing the reference to “Exhibit 6.1” therein with a reference to “Exhibit 6.3.”

2.8 Amendment to Section 10. 7. Section 10.7 of the Lease is amended to permit Landlord to satisfy its obligation to carry general liability insurance through a combination of primary and excess/umbrella liability insurance.

2.9 Amendment to Section 15.2. Section 15.2 of the Lease is amended by (a) replacing the reference to “Section 8.3” therein with a reference to “Section 8.5” and (b) replacing the reference to “Allowance” in the final sentence thereof with a reference to “Tenant Improvement Allowance.”

2.10 Amendment to Section 15.3. Section 15.3 of the Lease is amended by replacing the reference to “this Section 15.2” in the second paragraph thereof with a reference to “this Section 15.3.”

2.11 Amendment to Section 29.33. Section 29.33 of the Lease is amended by replacing the reference to “pH neutralization system” in subsection (2) thereof with a reference to “Special Systems.”

2.12 References to Term. The parties acknowledge and agree that references in the Lease to “the Term” are intended to be (and shall be construed as) references to “the Lease Term.”

2.13 Landlord’s Notice Address. Landlord’s address for Notices under the Lease is amended to be:

VTR LS 1030 Mass Ave, LLC

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attn: Asset Management—Life Sciences

With a copy to:

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attn: Legal Department

3. TENANT IMPROVEMENTS.

3.1 Tenant’s Work.

(a) Tenant shall, in accordance with the terms and conditions of this Amendment and the Lease, construct or cause to be constructed, certain improvements and perform other work to be approved or reasonably required by Landlord and more completely described in the Tenant’s Plans (as defined below) (collectively, the “Tenant’s Work”). Tenant shall proceed diligently with Tenant’s Work in order to have it fully completed as soon as practicable, as reasonably determined by Landlord, subject to any delays resulting from events of Force Majeure. Tenant’s Work shall be staged at locations reasonably acceptable to Landlord. Subject to Landlord’s Contribution provided in Section 3.l(d), all of Tenant’s Work shall be performed at Tenant’s sole cost and expense.

(b) Tenant shall, as soon as reasonably practicable after mutual execution of this Amendment, submit plans and specifications (and, if requested by Landlord, a narrative description from Tenant’s architect) for Tenant’s Work as it relates to the Premises to Landlord for its approval, which approval shall not be unreasonably withheld or delayed unless such work (1) impacts the structural components of the Project, (2) impacts the utility or mechanical systems of the Project or (3) impacts any other tenant’s premises or is visible from outside the Premises, in which case Landlord’s approval may be withheld in its sole discretion (“Tenant’s Plans”). Landlord shall have a period of 10 business days after receipt of Tenant’s Plans within which to either approve such plans or to make comments and changes thereon. If Landlord does not object to such plans within such 10-business day period, Landlord shall be deemed to have approved the same. If Landlord objects by making reasonably detailed comments to Tenant’s Plans, Tenant shall revise Tenant’s Plans in accordance with Landlord’s comments and resubmit them to Landlord for approval within 15 business days after the date of receipt of written comments from Landlord. Landlord shall then have 10 business days after receipt of such revised Tenant’s Plans to approve such revised Tenant’s Plans. If Landlord fails to timely object to such revised Tenant’s Plans, Landlord shall be deemed to have approved the same. If Landlord objects by making reasonably detailed comments to the revised portions of Tenant’s Plans, the revision process described herein shall be repeated. Once approved, Tenant shall not make material changes or material revisions to any of Tenant’s Plans without submitting such changes and revisions to Landlord for its review and approval in accordance with the procedures of this Section 3.1(b).

(c) Promptly after Tenant’s Plans are finalized, Tenant shall commence and thereafter proceed diligently with the completion of all Tenant’s Work in accordance with the terms hereof and the installation of such fixtures, furniture and equipment as may be necessary to prepare the Premises for the operation of business. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord a copy of all licenses and permits that are necessary for Tenant’s use and occupancy of the Premises, including, if required by applicable governmental authorities, a certificate of occupancy.

(d) With respect to Tenant’s Work, Landlord shall pay to Tenant an amount (“Landlord’s Contribution”) equal to either (1) $267,105 or (2) the actual cost of Tenant’s Work, whichever is less, as a contribution towards Tenant’s Work (and in no event shall the Landlord’s Contribution be used to purchase furniture, equipment or other personal property).

(e) So long as Tenant is not in default under the Lease and no event exists that with the giving of notice or passage of time would constitute a default under the Lease, Landlord shall pay to Tenant the Landlord’s Contribution after: (1) Tenant has completed all of Tenant’s Work and installed such fixtures, furniture and equipment as may be necessary to prepare the Premises for the operation of Tenant’s business, (2) Tenant is open for business and (3) Tenant has submitted in a form reasonably satisfactory to Landlord each of the following: (A) final owner’s and contractor’s sworn statements, (B) full and final lien waivers covering all labor and materials included in such Tenant’s Work, (C) copies of paid invoices or other evidence reasonably satisfactory to Landlord establishing Tenant’s full payment of the cost of Tenant’s Work, (D) copies of certificates of occupancy, if applicable, (E) copies of all other licenses and permits that are necessary for Tenant’s Work and, to the extent available to Tenant, necessary for Tenant’s use and occupancy of the Premises, (F) certification from Tenant’s architect, if an architect was used in connection with such plans, that Tenant’s Work was performed and completed in accordance with Tenant’s Plans, and (G) such other information that Landlord shall reasonably require. If the cost of Tenant’s Work exceeds Landlord’s Contribution, Tenant shall pay all excess costs. If the conditions to Landlord’s payment of the Landlord’s Contribution are not met on or before the first anniversary of the Amendment Effective Date, then Tenant shall forfeit its rights to the Landlord’s Contribution.

(f) In connection with Tenant’s Work, Tenant waives any claims for, and shall protect, defend, indemnify and save harmless Landlord and the Landlord Parties from, all liabilities, costs, damages, fees and expenses arising out of the performance of Tenant’s Work by Tenant or its agents, Tenant’s general contractor, or Tenant’s other contractors, suppliers or workmen in the Premises or the Building.

4. ADDITIONAL PROVISIONS.

4.1 No Further Modifications. Except as expressly modified in this Amendment, the Lease shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.

4.2 Brokers. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises other than CBRE, Inc., which represents Landlord, and Cushman & Wakefield, which represents Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any other real estate broker.

4.3 Estoppel. Tenant hereby certifies that: (a) the Lease is in full force and effect and unmodified except as set forth in this Amendment; (b) all Rent has been paid in full through the month in which this Amendment is executed; (c) neither Tenant nor, to its knowledge, Landlord is in default in the performance of their respective obligations under the Lease; and (d) Tenant has no claims, counterclaims, defenses, or setoffs with respect to the Lease or this Amendment.

4.4 Breach of Amendment. Any breach by Tenant of any of its representations, warranties or covenants set forth in this Amendment also constitutes a breach of the Lease.

4.5 Successors and Assigns. Subject to the restrictions regarding assignment and subletting in the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.

4.7 Governing Law. This Amendment shall be governed by and construed m accordance with the laws of the State in which the Project is located.

4.8 Entire Agreement. This Amendment (and the Lease as amended by this Amendment) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Amendment. No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Amendment (or the Lease as amended by this Amendment).

[Signature Page Follows]

WITNESS, the duly authorized signatures of Landlord and Tenant, as of the date first set forth above.

TENANT:

OBSIDIAN THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Ryan Daws
Name:	Ryan Daws
Title:	Chief Financial Officer

LANDLORD:

VTR LS 1030 MASS AVE, LLC,
a Delaware limited liability company

By:	/s/ Brian Newman
Name:	Brian Newman
Title:	Authorized Signatory

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of 1/18/2023 (the “Amendment Effective Date”), by and between VTRLS 1030 MASS AVE, LLC, a Delaware limited liability company (“Landlord”), and OBSIDIAN THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord (as successor in interest to Cambridge I 030 Mass Ave, LLC) and Tenant are parties to that certain Lease, dated May 19, 2017 (the “Lease”), for 17,807 rentable square feet of space (the “Premises”) on the first and fourth floors of the building located at 1030 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”). Suite 119B on the first floor of the Building is a part of the Premises and is referred to herein as the “Storage Space.”

B. Landlord and Tenant desire to amend the Lease to extend the term, adjust the rent and make other modifications thereto, all pursuant to the terms of this Amendment.

AGREEMENT:

Now, THEREFORE, Landlord and Tenant hereby agree as follows:

1. DEFINED TERMS. Words whose initial letters are capitalized are defined terms. Any defined term that is not defined in this Amendment shall have the same meaning that is ascribed to that term in the Lease.

2. AMENDMENTS TO THE LEASE.

2.1 Lease Term. The Lease Term is extended through January 31, 2027.

2.2 Base Rent. Effective on February I, 2024, Base Rent shall be equal to $123.50 per rentable square foot of the Premises per annum (i.e., $2,199,164.52 per annum), payable in equal monthly installments of $183,263.71. Effective on February I, 2025, and on each February 1 thereafter during the Lease Term, Base Rent shall be increased to an amount equal to the product of (a) the Base Rent amount in effect immediately prior to that increase, multiplied by (b) 1.03.

2.3 Option Right Void. Tenant’s option to extend the Lease Term under Section 2.2 of the Lease is hereby void and of no further force or effect, and Tenant shall no longer have any right or option to further extend the Lease Term.

2.4 Definition of Lease Commencement Date. The defined term “Lease Commencement Date” (which is defined in Section 2.1 of the Lease) is renamed to be the “Commencement Date” under the Lease. In addition, the reference to “Fourth Floor Premises Lease Commencement Date” in clause (xiii)(C) of Section 4.2.4 of the Lease is amended to be a reference to “Fourth Floor Premises Commencement Date.”

2.5 Lease of Storage Space. Landlord and Tenant acknowledge and agree that

(a) Tenant may use the Storage Space solely for purposes of storing Tenant’s personal property and (b) Landlord shall not be obligated to provide any services to the Storage Space (such as janitorial services or water) other than electrical power and HVAC service sufficient for adequate lighting, heating and air conditioning to the Storage Space during ordinary business hours as may be reasonably required for the use of the Storage Space for storage purposes.

2.6 Amendment to Section 4.2.4. Clause (i) of the first paragraph of Section 4.2.4 of the Lease is amended to read in its entirety as follows:

“(i) the cost of supplying all utilities (other than separately metered utilities to the premises of other tenants), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith;”

2.7 Amendment to Section 6.1.1. Section 6.1.1 of the Lease is amended by replacing the reference to “Exhibit 6.1” therein with a reference to “Exhibit 6.3.”

2.8 Amendment to Section 10. 7. Section 10.7 of the Lease is amended to permit Landlord to satisfy its obligation to carry general liability insurance through a combination of primary and excess/umbrella liability insurance.

2.9 Amendment to Section 15.2. Section 15.2 of the Lease is amended by (a) replacing the reference to “Section 8.3” therein with a reference to “Section 8.5” and (b) replacing the reference to “Allowance” in the final sentence thereof with a reference to “Tenant Improvement Allowance.”

2.10 Amendment to Section 15.3. Section 15.3 of the Lease is amended by replacing the reference to “this Section 15.2” in the second paragraph thereof with a reference to “this Section 15.3.”

2.11 Amendment to Section 29.33. Section 29.33 of the Lease is amended by replacing the reference to “pH neutralization system” in subsection (2) thereof with a reference to “Special Systems.”

2.12 References to Term. The parties acknowledge and agree that references in the Lease to “the Term” are intended to be (and shall be construed as) references to “the Lease Term.”

2.13 Landlord’s Notice Address. Landlord’s address for Notices under the Lease is amended to be:

VTR LS 1030 Mass Ave, LLC

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attn: Asset Management—Life Sciences

With a copy to:

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attn: Legal Department

3. TENANT IMPROVEMENTS.

3.1 Tenant’s Work.

(a) Tenant shall, in accordance with the terms and conditions of this Amendment and the Lease, construct or cause to be constructed, certain improvements and perform other work to be approved or reasonably required by Landlord and more completely described in the Tenant’s Plans (as defined below) (collectively, the “Tenant’s Work”). Tenant shall proceed diligently with Tenant’s Work in order to have it fully completed as soon as practicable, as reasonably determined by Landlord, subject to any delays resulting from events of Force Majeure. Tenant’s Work shall be staged at locations reasonably acceptable to Landlord. Subject to Landlord’s Contribution provided in Section 3.l(d), all of Tenant’s Work shall be performed at Tenant’s sole cost and expense.

(b) Tenant shall, as soon as reasonably practicable after mutual execution of this Amendment, submit plans and specifications (and, if requested by Landlord, a narrative description from Tenant’s architect) for Tenant’s Work as it relates to the Premises to Landlord for its approval, which approval shall not be unreasonably withheld or delayed unless such work (1) impacts the structural components of the Project, (2) impacts the utility or mechanical systems of the Project or (3) impacts any other tenant’s premises or is visible from outside the Premises, in which case Landlord’s approval may be withheld in its sole discretion (“Tenant’s Plans”). Landlord shall have a period of 10 business days after receipt of Tenant’s Plans within which to either approve such plans or to make comments and changes thereon. If Landlord does not object to such plans within such 10-business day period, Landlord shall be deemed to have approved the same. If Landlord objects by making reasonably detailed comments to Tenant’s Plans, Tenant shall revise Tenant’s Plans in accordance with Landlord’s comments and resubmit them to Landlord for approval within 15 business days after the date of receipt of written comments from Landlord. Landlord shall then have 10 business days after receipt of such revised Tenant’s Plans to approve such revised Tenant’s Plans. If Landlord fails to timely object to such revised Tenant’s Plans, Landlord shall be deemed to have approved the same. If Landlord objects by making reasonably detailed comments to the revised portions of Tenant’s Plans, the revision process described herein shall be repeated. Once approved, Tenant shall not make material changes or material revisions to any of Tenant’s Plans without submitting such changes and revisions to Landlord for its review and approval in accordance with the procedures of this Section 3.1(b).

(c) Promptly after Tenant’s Plans are finalized, Tenant shall commence and thereafter proceed diligently with the completion of all Tenant’s Work in accordance with the terms hereof and the installation of such fixtures, furniture and equipment as may be necessary to prepare the Premises for the operation of business. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord a copy of all licenses and permits that are necessary for Tenant’s use and occupancy of the Premises, including, if required by applicable governmental authorities, a certificate of occupancy.

(d) With respect to Tenant’s Work, Landlord shall pay to Tenant an amount (“Landlord’s Contribution”) equal to either (1) $267,105 or (2) the actual cost of Tenant’s Work, whichever is less, as a contribution towards Tenant’s Work (and in no event shall the Landlord’s Contribution be used to purchase furniture, equipment or other personal property).

(e) So long as Tenant is not in default under the Lease and no event exists that with the giving of notice or passage of time would constitute a default under the Lease, Landlord shall pay to Tenant the Landlord’s Contribution after: (1) Tenant has completed all of Tenant’s Work and installed such fixtures, furniture and equipment as may be necessary to prepare the Premises for the operation of Tenant’s business, (2) Tenant is open for business and (3) Tenant has submitted in a form reasonably satisfactory to Landlord each of the following: (A) final owner’s and contractor’s sworn statements, (B) full and final lien waivers covering all labor and materials included in such Tenant’s Work, (C) copies of paid invoices or other evidence reasonably satisfactory to Landlord establishing Tenant’s full payment of the cost of Tenant’s Work, (D) copies of certificates of occupancy, if applicable, (E) copies of all other licenses and permits that are necessary for Tenant’s Work and, to the extent available to Tenant, necessary for Tenant’s use and occupancy of the Premises, (F) certification from Tenant’s architect, if an architect was used in connection with such plans, that Tenant’s Work was performed and completed in accordance with Tenant’s Plans, and (G) such other information that Landlord shall reasonably require. If the cost of Tenant’s Work exceeds Landlord’s Contribution, Tenant shall pay all excess costs. If the conditions to Landlord’s payment of the Landlord’s Contribution are not met on or before the first anniversary of the Amendment Effective Date, then Tenant shall forfeit its rights to the Landlord’s Contribution.

(f) In connection with Tenant’s Work, Tenant waives any claims for, and shall protect, defend, indemnify and save harmless Landlord and the Landlord Parties from, all liabilities, costs, damages, fees and expenses arising out of the performance of Tenant’s Work by Tenant or its agents, Tenant’s general contractor, or Tenant’s other contractors, suppliers or workmen in the Premises or the Building.

4. ADDITIONAL PROVISIONS.

4.1 No Further Modifications. Except as expressly modified in this Amendment, the Lease shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.

4.2 Brokers. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises other than CBRE, Inc., which represents Landlord, and Cushman & Wakefield, which represents Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any other real estate broker.

4.3 Estoppel. Tenant hereby certifies that: (a) the Lease is in full force and effect and unmodified except as set forth in this Amendment; (b) all Rent has been paid in full through the month in which this Amendment is executed; (c) neither Tenant nor, to its knowledge, Landlord is in default in the performance of their respective obligations under the Lease; and (d) Tenant has no claims, counterclaims, defenses, or setoffs with respect to the Lease or this Amendment.

4.4 Breach of Amendment. Any breach by Tenant of any of its representations, warranties or covenants set forth in this Amendment also constitutes a breach of the Lease.

4.5 Successors and Assigns. Subject to the restrictions regarding assignment and subletting in the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.

4.7 Governing Law. This Amendment shall be governed by and construed m accordance with the laws of the State in which the Project is located.

4.8 Entire Agreement. This Amendment (and the Lease as amended by this Amendment) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Amendment. No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Amendment (or the Lease as amended by this Amendment).

[Signature Page Follows]

WITNESS, the duly authorized signatures of Landlord and Tenant, as of the date first set forth above.

TENANT:

OBSIDIAN THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:	Ryan Daws
Title:	Chief Financial Officer

LANDLORD:

VTR LS 1030 MASS AVE, LLC,
a Delaware limited liability company

By:
Name:	Brian Newman
Title:	Authorized Signatory